Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS 2017 SECOND QUARTER FINANCIAL RESULTS

Diluted EPS from Continuing Operations of $0.42, or Adjusted EPS of $0.85

Updates 2017 Financial Outlook to Reflect Recent Healthcare Trends

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (August 7, 2017) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported financial results for the three and six months ended June 30, 2017, which were consistent with the financial outlook previously provided by Envision. Second quarter results include strong cash flow from operations.

Highlights for the second quarter of 2017 include:

•	Net revenue from continuing operations of $1.95 billion;

•	Net earnings from continuing operations attributable to common stockholders of $50.2 million or $0.42 per diluted share;

•	Adjusted net earnings from continuing operations of $103.7 million or $0.85 per diluted share;

•	Adjusted EBITDA from continuing operations of $253.8 million; and

•	Net cash flow from operations, less distributions to non-controlling interests and excluding transaction costs, of $236.6 million.

A reconciliation of all non-GAAP financial results to the comparable GAAP measure is provided on page 6 of this press release.

“Envision produced solid financial results from continuing operations for the second quarter that were in line with expectations,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “Our operating and financial performance confirms our strategic rationale for the transformational merger that we completed eight months ago. We are on track to capture the expected financial synergies, continue to generate interest among health systems for our solutions, and have expanded our platform with the acquisition of nine physician group practices and four ambulatory surgery centers (ASCs) during the first half of 2017. At the same time, we are successfully streamlining our operations and focusing on our core physician-centric activities.”

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision reports two operating segments as continuing operations: Physician Services, which includes facility-based and post-acute services; and Ambulatory Services. This follows the decision earlier this year to market and divest American Medical Response, Envision’s Medical Transportation business. As a result of the movement of this business to discontinued operations, and as required by accounting guidelines, Envision re-allocated certain corporate expenses associated with its shared services model to continuing operations. This re-allocation impacts segment Adjusted EBITDA by $8.5 million for the three months ended June 30, 2017. The re-allocation results in a reduction of Adjusted EBITDA in the second quarter of $6.5 million for Physician Services and $2.0 million for Ambulatory Services, with a corresponding Adjusted EBITDA increase of $8.5 million for discontinued operations. Upon the planned divestiture of the Medical Transportation business, a portion of these shared services are likely to remain with that business.

Physician Services
In order to enhance the comparability of results following the merger of AMSURG Corp. (“AMSURG”) and Envision Healthcare Holdings, Inc. (“EHH”), which was completed on December 1, 2016, the following discussion presents Envision Physician Services’ results for the prior-year period as if the two separate Physician Services’ segments of AMSURG and EHH, based on historically reported results, had been combined effective January 1, 2016.

Net revenues for Physician Services were $1.63 billion for the second quarter of 2017, an increase of 9.3% from $1.49 billion during the prior-year period. Revenue growth was driven by contributions from acquisitions of 10.6% and 2.5% from same contracts. New contracts contributed revenue growth of 5.6%, offset by terminations of 7.1%, resulting in a net decline of 1.5% from new contracts, an anticipated improvement from the first quarter of 2017. New contracts were also impacted by a 2.3% decline due to the previously announced population health contract termination.

Same-contract revenue growth was 3.2% in the second quarter of 2017 when compared to the prior-year period. Same-contract patient care volume grew by 1.1% and same-contract net revenue related to revenue per patient encounter grew by 2.1%, compared to the prior-year period.

Same-contract patient volume was driven by strong growth in anesthesia and hospitalist medicine, offset by volume declines in emergency medicine. Same-contract rate improved in emergency medicine and declined in anesthesia.

For the second quarter of 2017, Adjusted EBITDA was $193.3 million, or $199.8 million when excluding the corporate expense re-allocation of $6.5 million. This compares with $190.5 million for the prior-year period.

Ambulatory Services
Net revenues for the second quarter of 2017 were $318.5 million, which compares to $319.8 million for the prior-year period. Same-center revenue increased by 0.6% for the second quarter of 2017, which was comprised of a 0.5% increase in net revenue per procedure and an increase of 0.1% in procedure volume. Deconsolidated centers contributed incremental revenues of $4.7 million for the second quarter of 2016.

For the second quarter of 2017, Adjusted EBITDA was $60.5 million, or $62.5 million when excluding the corporate expense re-allocation of $2.0 million. This compares with $61.7 million for the prior-year period.

Ambulatory Services operated 263 ASCs and one surgical hospital at June 30, 2017. Ambulatory Services acquired two centers and disposed of three centers during the quarter.

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Liquidity
Envision had cash and cash equivalents of $464.6 million at June 30, 2017, which includes $23.3 million of cash attributable to its Medical Transportation business. Availability under its asset-based lending facility was $619.7 million as of June 30, 2017. During 2017 through today, Envision has invested more than $600 million in acquisitions.

Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $236.6 million for the second quarter of 2017. The Company’s ratio of total net debt at June 30, 2017, to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.5 times. Interest expense reflects a re-allocation of $21.8 million to discontinued operations for the three months ended June 30, 2017.

Discontinued Operations
Envision’s Medical Transportation business is reported as a component of discontinued operations following a decision made earlier this year to market and divest American Medical Response.

Net revenues from discontinued operations were $588.8 million for the second quarter of 2017, and declined by 0.3% compared to the prior-year period. Adjusted EBITDA was $68.2 million, or $59.7 million when excluding the favorable impact of $8.5 million from the re-allocation of corporate expenses.

Guidance
Envision is revising its 2017 guidance to reflect lower emergency medicine volumes and their impact on Envision’s financial performance. Envision now anticipates that it will generate net revenues of $7.75 billion to $8.00 billion for 2017. Guidance is unchanged for same-contract revenue growth of 3% to 4% for Physician Services, and same-center revenue growth of 0% to 1% for ASCs.

Envision expects Adjusted EBITDA of $1.02 billion to $1.04 billion. The top end of Envision’s most recent Adjusted EBITDA guidance is being reduced by $26 million, or approximately 2%, principally due to lower anticipated emergency medicine volumes than had been previously forecast. Adjusted EPS for the year is expected to be $3.35 to $3.45.

For the third quarter of 2017, Envision expects to generate Adjusted EBITDA of $266 million to $278 million, and Adjusted EPS of $0.87 to $0.93.

Non-GAAP Adjusted EBITDA guidance for the full year and third quarter of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations, net of non-controlling interests. Non-GAAP Adjusted EPS guidance for the full year and third quarter of 2017 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of individual adjustments for these items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all historical GAAP and non-GAAP financial results).

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Conference Call Information

Envision will host a conference call at 8:30 a.m. Eastern Time Tuesday, August 8, 2017, to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At June 30, 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 47 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopaedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Operations Data:	2017	2016	2017	2016
Revenues	$3,020.6	$859.8	$5,876.4	$1,678.1
Provision for uncollectibles	(1,073.6)	(101.3)	(2,050.8)	(194.9)
Net revenue	1,947.0	758.5	3,825.6	1,483.2
Operating expenses:
Salaries and benefits	1,363.6	406.1	2,711.7	817.6
Supply cost	57.0	49.7	111.0	96.7
Insurance expense	42.6	19.1	91.4	36.8
Other operating expenses	189.4	90.0	373.3	178.4
Transaction and integration costs	27.4	5.1	48.9	6.5
Impairment charges	—	—	0.3	—
Depreciation and amortization	71.6	30.1	142.9	59.1
Total operating expenses	1,751.6	600.1	3,479.5	1,195.1
Net gain (loss) on disposals and deconsolidations	(5.8)	2.6	(5.5)	2.6
Equity in earnings of unconsolidated affiliates	5.7	7.4	10.6	14.0
Operating income	195.3	168.4	351.2	304.7
Interest expense, net	56.1	31.9	108.5	62.7
Other income, net	0.4	—	1.5	—
Earnings from continuing operations before income taxes	139.6	136.5	244.2	242.0
Income tax expense	35.6	33.4	53.1	54.2
Net earnings from continuing operations	104.0	103.1	191.1	187.8
Discontinued operations:
Earnings from discontinued operations	6.7	—	16.7	—
Income tax expense from discontinued operations	(2.8)	—	(491.0)	—
Net earnings (loss) from discontinued operations	3.9	—	(474.3)	—
Net earnings (loss)	107.9	103.1	(283.2)	187.8
Less net earnings attributable to noncontrolling interests	51.6	57.1	105.7	110.9
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	56.3	46.0	(388.9)	76.9
Preferred stock dividends	(2.2)	(2.2)	(4.5)	(4.5)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$54.1	$43.8	$(393.4)	$72.4

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings from continuing operations, net of income tax	$50.2	$43.8	$80.9	$72.4
Earnings (loss) from discontinued operations, net of income tax	3.9	—	(474.3)	—
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$54.1	$43.8	$(393.4)	$72.4

Basic earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.43	$0.82	$0.69	$1.35
Net earnings (loss) from discontinued operations	0.03	—	(4.06)	—
Net earnings (loss)	$0.46	$0.82	$(3.37)	$1.35
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.42	$0.80	$0.68	$1.34
Net earnings (loss) from discontinued operations	0.03	—	(4.06)	—
Net earnings (loss)	$0.45	$0.80	$(3.37)	$1.34
Weighted average number of shares and share equivalents outstanding:
Basic	116,852	53,739	116,708	53,702
Diluted	119,581	57,327	119,528	57,229

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net earnings (loss) to adjusted net earnings (1):
Net earnings (loss) attributable to Envision stockholders	$56.3	$46.0	$(388.9)	$76.9
(Earnings) loss from discontinued operations, net of tax	(3.9)	—	474.3	—
Amortization of purchased intangibles	47.5	18.2	95.2	35.9
Share-based compensation	10.7	7.9	25.3	15.1
Transaction and integration costs	27.4	5.1	48.9	6.5
Net gain on disposals and deconsolidations, net of noncontrolling interests	—	(2.6)	(0.3)	(2.6)
Impairment charges	—	—	0.3	—
Net change in fair value of contingent consideration	—	(2.6)	—	(2.6)
Total pre-tax adjustments	81.7	26.0	643.7	52.3
Tax effect	34.3	8.9	70.7	19.5
Total adjustments, net	47.4	17.1	573.0	32.8
Adjusted net earnings	$103.7	$63.1	$184.1	$109.7

Basic shares outstanding	116,852	53,739	116,708	53,702
Effect of dilutive securities, options and non-vested shares	5,793	3,588	5,917	3,527
Diluted shares outstanding, if converted	122,645	57,327	122,625	57,229

Adjusted net earnings per share	$0.85	$1.10	$1.50	$1.92

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings (loss) attributable to Envision stockholders	$56.3	$46.0	$(388.9)	$76.9
(Earnings) loss from discontinued operations, net of tax	(3.9)	—	474.3	—
Interest expense, net	56.1	31.9	108.5	62.7
Income tax expense	35.6	33.4	53.1	54.2
Depreciation and amortization	71.6	30.1	142.9	59.1
EBITDA	215.7	141.4	389.9	252.9
Adjustments:
Transaction and integration costs	27.4	5.1	48.9	6.5
Share-based compensation	10.7	7.9	25.3	15.1
Impairment charges	—	—	0.3	—
Net gain on disposals and deconsolidations, net of noncontrolling interests	—	(2.6)	(0.3)	(2.6)
Net change in fair value of contingent consideration	—	(2.6)	—	(2.6)
Total adjustments	38.1	7.8	74.2	16.4
Adjusted EBITDA	$253.8	$149.2	$464.1	$269.3

See footnotes on page 12

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Revenue by Segment:
Physician Services (1)	$1,628.5	$438.7	$3,191.2	$856.3
Ambulatory Services	318.5	319.8	634.4	626.9
Total net revenue - continuing operations	1,947.0	758.5	3,825.6	1,483.2
Medical Transportation Services (2)	588.8	—	1,182.3	—
Net revenue including discontinued operations	$2,535.8	$758.5	$5,007.9	$1,483.2

Adjusted EBITDA by Segment:
Physician Services (1)	$193.3	$87.5	$343.4	$154.0
Ambulatory Services	60.5	61.7	120.7	115.3
Adjusted EBITDA - continuing operations	253.8	149.2	464.1	269.3
Medical Transportation Services (2)	68.2	—	140.5	—
Adjusted EBITDA including discontinued operations	$322.0	$149.2	$604.6	$269.3

Adjusted EBITDA Margin by Segment:
Physician Services (1)	11.9%	19.9%	10.8%	18.0%
Ambulatory Services	19.0	19.3	19.0	18.4
Total - continuing operations	13.0	19.7	12.1	18.2
Medical Transportation Services (1)(2)	11.6	—	11.9	—
Total - including discontinued operations	12.7%	19.7%	12.1%	18.2%

	Physician Services	Ambulatory Services	Medical Transportation (Discontinued Operations)	Total
Three months ended June 30, 2017
Segment results after impact of discontinued operations	$193.3	$60.5	$68.2	$322.0
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	6.5	2.0	(8.5)	—
Standalone segment results	$199.8	$62.5	$59.7	$322.0

Six months ended June 30, 2017
Segment results after impact of discontinued operations	$343.4	$120.7	$140.5	$604.6
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	13.4	4.0	(17.4)	—
Standalone segment results	$356.8	$124.7	$123.1	$604.6

(1)	Excludes amounts from EHH for the three and six months ended June 30, 2016.

(2)	Amounts from Medical Transportation represent discontinued operations for the three and six months ending June 30, 2017.

(3)
For the three and six months ended June 30, 2017 and on a before tax basis, approximately $15.1 million and $29.6 million, respectively, of general corporate expenses, including allocations for corporate salaries and stock based compensation, general and administrative costs and depreciation, were removed from the medical transportation business and reallocated to the Company's remaining segments. This removal of corporate expenses resulted in a reduction of Adjusted EBITDA in the physician services and ambulatory services segments for the three and six months ended June 30, 2017 of $6.5 million and $2.0 million and $13.4 million and $4.0 million, respectively.

See footnotes for definitions of non-GAAP measures on page 12

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Results of discontinued operations:
Net revenues	$588.8	$1,182.3
Operating expenses:
Salaries and benefits	336.0	673.9
Supply cost	13.9	27.8
Insurance expense	22.3	41.0
Other operating expenses	151.2	303.5
Transaction and integration costs	1.7	6.0
Depreciation and amortization	34.7	68.9
Total operating expenses	559.8	1,121.1
Equity in earnings of unconsolidated affiliates	0.1	0.3
Operating income	29.1	61.5
Interest expense, net	22.4	44.8
Earnings before income taxes	$6.7	$16.7

Earnings from discontinued operations	$6.7	$16.7
Income tax expense of discontinued operations	(2.8)	(491.0)
Net earnings (loss) from discontinued operations	$3.9	$(474.3)

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Contribution to Net Revenue Growth:
Same contract	2.5%	4.5%	3.1%	7.0%
New contracts	5.6	2.6	5.9	3.2
Terminations	(9.4)	(2.0)	(9.7)	(2.3)
Acquired contract and other	10.6	27.5	10.0	30.8
Total net revenue growth	9.3%	32.6%	9.3%	38.7%

Patient encounters per day (day adjusted)	1.1%	5.1%	2.0%	5.9%
Net revenue per encounter	2.1	0.4	2.5	1.8
Same contract revenue growth (4)	3.2%	5.5%	4.5%	7.7%

(4) Amount excludes the results from EHH physician services for the three and six months ended June 30, 2016.

Operating Data - Ambulatory Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Procedures performed during the period at consolidated centers	434,694	436,940	855,181	853,524
Centers in operation, end of period (consolidated)	237	236	237	236
Centers in operation, end of period (unconsolidated)	26	22	26	22
Average number of continuing centers in operation (consolidated)	236	237	237	236
New centers added, during period	2	4	6	4
Centers merged into existing centers, during period	—	—	—	1
Centers disposed, during period	3	2	3	2
Surgical hospitals in operation, end of period (unconsolidated)	1	1	1	1
Centers under development, end of period	—	1	—	1
Centers under letter of intent, end of period	—	4	—	4
Average revenue per consolidated center (in thousands)	$1,350	$1,352	$2,673	$2,655
Same center revenues increase, day adjusted (consolidated)	0.6%	4.2%	1.3%	6.6%

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	June 30,	December 31,
Balance Sheet Data:	2017	2016
Assets
Current assets:
Cash and cash equivalents	$441.3	$316.9
Insurance collateral	100.5	87.0
Accounts receivable, net of allowance of $2,336.9 and $584.0, respectively	1,353.2	1,297.8
Supplies inventory	23.1	23.4
Prepaid and other current assets	146.7	135.1
Current assets held for sale	3,005.6	551.1
Total current assets	5,070.4	2,411.3
Property and equipment, net	305.8	300.8
Investments in unconsolidated affiliates	131.4	114.7
Goodwill	8,179.0	7,584.0
Intangible assets, net	3,763.1	3,675.5
Other assets	138.7	134.2
Noncurrent assets held for sale	—	2,488.4
Total assets	$17,588.4	$16,708.9
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$53.0	$46.6
Accounts payable	61.6	69.9
Accrued salaries and benefits	475.1	483.8
Accrued interest	51.1	51.4
Other accrued liabilities	416.1	253.2
Current liabilities held for sale	734.6	249.4
Total current liabilities	1,791.5	1,154.3
Long-term debt, net of deferred financing costs of $105.5 and $111.0, respectively	6,276.4	5,790.2
Deferred income taxes	1,835.6	1,343.7
Insurance reserves	314.3	278.9
Other long-term liabilities	148.4	102.4
Noncurrent liabilities held for sale	—	468.6
Commitments and contingencies
Noncontrolling interests – redeemable	186.7	182.9
Equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 1,206 and 1,725 shares issued and outstanding, respectively	0.1	0.1
Common stock, $0.01 par value, 1,000,000 shares authorized, 118,560 and 117,478 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	5,990.7	5,976.3
Retained earnings	360.3	753.7
Accumulated other comprehensive income (loss)	1.1	(0.2)
Total Envision Healthcare Corporation equity	6,353.4	6,731.1
Noncontrolling interests – non-redeemable	682.1	656.8
Total equity	7,035.5	7,387.9
Total liabilities and equity	$17,588.4	$16,708.9

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Cash Flow Data:	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$107.9	$103.1	$(283.2)	$187.8
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	106.3	30.1	211.8	59.1
Amortization of deferred loan costs	4.2	2.1	8.4	4.2
Provision for uncollectibles	1,314.7	107.6	2,510.9	207.0
Net (gain) loss on disposals and deconsolidations	5.8	(2.6)	5.5	(2.6)
Share-based compensation	13.2	7.9	29.3	15.1
Deferred income taxes	25.1	14.4	529.3	21.0
Equity in earnings of unconsolidated affiliates	(5.8)	(7.4)	(10.9)	(14.0)
Impairment charges	—	—	0.3	—
Net change in fair value of contingent consideration	—	(2.6)	—	(2.6)
Other, net	—	(0.1)	—	(3.7)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(1,334.7)	(113.8)	(2,577.9)	(228.3)
Supplies inventory	—	(0.2)	(0.7)	(0.4)
Prepaid and other current assets	(7.0)	(15.3)	(5.1)	(23.7)
Accounts payable	2.8	2.8	(6.1)	(3.3)
Accrued expenses and other liabilities	39.3	(17.1)	(45.4)	(28.2)
Other, net	8.8	4.4	12.5	7.6
Net cash flows provided by operating activities	280.6	113.3	378.7	195.0
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(412.6)	(278.1)	(485.7)	(281.1)
Acquisition of property and equipment	(50.0)	(21.9)	(90.7)	(37.6)
Purchases of marketable securities	(12.5)	(0.5)	(15.9)	(0.5)
Maturities of marketable securities	6.5	0.5	7.0	2.7
Other, net	(12.3)	(7.2)	(5.2)	(8.7)
Net cash flows used in investing activities	(480.9)	(307.2)	(590.5)	(325.2)
Cash flows from financing activities:
Proceeds from long-term borrowings	794.6	300.9	798.3	317.1
Repayment on long-term borrowings	(302.4)	(58.5)	(314.3)	(98.8)
Distributions to noncontrolling interests	(58.5)	(58.8)	(119.0)	(115.6)
Proceeds from issuance of common stock upon exercise of stock options	2.6	0.2	3.7	0.5
Repurchase of common stock	(0.1)	—	(8.9)	(5.6)
Financing costs incurred	(2.9)	—	(2.9)	—
Other, net	(11.4)	(1.6)	(12.1)	—
Net cash flows provided by financing activities	421.9	182.2	344.8	97.6
Net increase (decrease) in cash and cash equivalents	221.6	(11.7)	133.0	(32.6)
Cash and cash equivalents, beginning of period	243.0	85.8	331.6	106.7
Less cash and cash equivalents of held for sale assets, end of period	23.3	—	23.3	—
Cash and cash equivalents, end of period	$441.3	$74.1	$441.3	$74.1

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Envision Healthcare Reports 2017 Second Quarter Financial Results

August 7, 2017

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of Envision Healthcare Corporation as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, net of noncontrolling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to Envision Healthcare Corporation common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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